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                                                                   EXHIBIT 10.10


                                KIRKLAND'S, INC.
                               1998 INCENTIVE PLAN


         SECTION 1. PURPOSE; DEFINITIONS. The purpose of the Kirkland's, Inc. 1998 Incentive Plan (the "Plan") is to offer to certain employees, consultants and Directors of Kirkland's, Inc. (the "Company"), a Tennessee corporation, and its subsidiaries, equity interests in the Company, options to acquire equity interests in the Company, and other performance-based incentive awards, thereby attracting, retaining and motivating such persons, and strengthening the mutuality of interests between such persons and the Company's shareholders.

                  For purposes of the Plan, the following initially capitalized words and phrases shall be defined as set forth below, unless the context clearly requires a different meaning:

                  a. "Affiliate" means, with respect to a person or entity, a person that directly or indirectly controls, or is controlled by, or is under common control with such person or entity.

                  b. "Award" means a grant of Options, SARs or Restricted Shares to an employee, consultant or Director of the Company or a Subsidiary pursuant to the provisions of this Plan.

                  c. "Board" means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board's administrative functions hereunder pursuant to Section 2, references in this Plan to the "Board" will be deemed to also refer to that Committee in connection with administrative matters to be performed by that Committee.

                  d. "Cause" exists when the Participant (as determined by the Board,(in its sole discretion):

                           (i) engages in any type of disloyalty to the Company, including without limitation, fraud, embezzlement, theft, or dishonesty in the course of his employment or engagement, or otherwise breaches any fiduciary duty owed to the Company;

                           (ii) is convicted of a felony or a misdemeanor involving moral turpitude;

                           (iii) enters a plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude.

                           (iv) discloses any Proprietary Information without the consent of the Company; or

                           (iv) breaches any agreement with or duty to the Company regarding confidentiality, non-disclosure, non-competition or
                                    otherwise.
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                  e. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                  f. "Committee"shall mean a committee appointed by the Board in accordance with Section 2 of this Plan.

                  g. "Director" means a member of the Board.

                  h. "Disability" shall mean a disability which renders individual unable to perform the full extent of his duties and responsibilities to the Company or its subsidiaries by reason of his illness or incapacity which would entitle that employee or Director to receive Social Security Disability Income under the Social Security Act, as amended, and the regulations promulgated thereunder. "Disabled" shall mean having a Disability. The determination of whether a Participant is Disabled shall be made by the Board, whose determination shall be conclusive; provided that, if a Participant is bound by the terms of an employment or consulting agreement between the Participant and the Company, whether the Participant is "Disabled" for purposes of the Plan shall be determined in accordance with the procedures set forth in said employment agreement, if such procedures are therein provided.

                  i. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  j. "Fair Market Value" means, as of any date: (i) the closing price of the Shares as reported on the principal nationally recognized stock exchange on which the Shares are traded on such date, or if no Share prices are reported on such date, the closing price of the Shares on the next preceding date on which there were reported Share prices; or (ii) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Shares as reported by The Nasdaq Stock Market on such date, or if no Share prices are reported on such date, the closing price of the Shares on the next preceding date on which there were reported Share prices; or (3) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange or traded on The Nasdaq Stock Market, then the Fair Market Value shall be determined by the Board acting in its discretion, which determination shall be conclusive.

                  k. "Incentive Stock Option" means any Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

                  l. "Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option.

                  m. "Participant" means an employee, consultant or Director of the Company or a Subsidiary to whom an award is granted pursuant to the Plan.

                  n. "Proprietary Information" shall mean any and all confidential, proprietary, business and technical information or trade secrets of the Company or of any Subsidiary or affiliate of the Company revealed, obtained or developed in the course of Participant's employment with or engagement by the Company. Such Proprietary Information shall include


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but shall not be limited to, methods of production and manufacture, research, marketing and development plans and efforts, cost information, pricing information, marketing methods and plans, identities of customers and suppliers, the Company's relationship with actual or potential customers and the needs and requirements of any such actual or potential customers, and any other confidential information relating to the business of the Company. Proprietary Information shall not include (i) such information as may be necessary or appropriate for an Participant to disclose in the course of his employment or engagement for the effective and efficient discharge of his duties to the Company or as may be required by law to be disclosed; and (ii) such information as is readily available to the general public, so long as such information did not become available to the general public as a direct or indirect result of Participant's breach of his obligation to maintain confidentiality.

                  o. "Qualified Retirement" means a Retirement that occurs (i) on or after the date the Participant attains ages 62 or (ii) on or after the date the Participant completes ten (10) years of service with the Company or a Subsidiary and attains age 60.

                  p. "Restricted Shares" means Shares that are subject to restrictions pursuant to Section 8 hereof.

                  q. "Retirement" means termination of the employment of a Participant with the Company or Subsidiary other than (i) a termination effected by or at the direction of the Company or Subsidiary (whether or not the Company effects such termination for Cause), (ii) termination on account of Disability, or (iii) termination on account of death. With respect to a Director who is not also an employee of the Company, Retirement shall occur at such time as the individual ceases to be a Director. Retirement will not be deemed to occur with respect to a consultant.

                  r. "SAR" means a share appreciation right granted under the Plan and described in Section 6 hereof.

                  s. "Share" means a common share of common stock, no par value, of the Company, subject to substitution or adjustment as provided in Section 3(c) hereof.

                  t. "Stock Option" or "Option" means any option to purchase Shares (including Restricted Shares, if the Committee so determines) granted pursuant to Section 5 hereof.

                  u. "Subsidiary" means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) and
(g) of the Code.

         SECTION 2. ADMINISTRATION. The Plan shall be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board's administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.


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         Any Committee established under this Section 2 will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

         Members of the Board or the Committee who are eligible for Awards or have received Awards may vote on any matters affecting the administration of the Plan or the grant of Awards, except that no such member shall act upon the grant of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or Committee during which action is taken with respect to the grant of Awards to himself or herself.

         The Board shall have full authority to grant Awards under this Plan. In particular, the Board shall have the authority:

                  a. to select the persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 4);

                  b. to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, SARs and Restricted Shares, or any combination thereof, are to be granted hereunder;

                  c. to determine the number of Shares, if any, to be covered by each such Award;

                  d. to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award, including, but not limited to, the exercise price, any restriction or limitation, any vesting provisions, or any vesting acceleration or forfeiture waiver regarding any Option or other Award and/or the Shares relating thereto, or the length of the period following termination of employment of any Participant during which any Option or SAR may be exercised (which, in the case of an Incentive Stock Option, shall be no longer than one year in the case of the termination of employment of a Participant by reason of death or Disability, or three months in the case of the termination of employment of a Participant for any reason other than death or Disability), based on such factors as the Board shall determine, in its sole discretion;

                  e. to determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(f); and

                  f. to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant.


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         The Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); to amend the terms of any agreement relating to any Award, provided that the Participant consents to such amendment; and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem necessary to carry out the intent of the Plan.

         All decisions made by the Board pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. No member of the Board shall be liable for any good faith determination, act or omission in connection with the Plan or any Award.

         SECTION 3.  SHARES SUBJECT TO THE PLAN.

                  a. Shares Subject to the Plan. The Shares to be subject or related to awards under the Plan shall be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. The maximum number of Shares that may be the subject of awards under the Plan is 750,000* and the Company shall reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares. Notwithstanding the foregoing, no individual shall receive, over the term of the Plan, awards for more than an aggregate of 250,000* Shares, or SARs with respect to such Shares, authorized for grant under the Plan.

                  b. Effect of the Expiration or Termination of Awards. If and to the extent that an Award expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with the expired, terminated, canceled or forfeited portion of the Award shall again become available for grant under the Plan.

                  c. Other Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, Share distribution or dividend, Share split or combination, or other change in entity structure affecting the Shares, substitutions or adjustments may be made to the aggregate number, type and issuer of the securities reserved for issuance under the Plan, in the number and exercise price of securities subject to outstanding Options granted under the Plan and in the number and price of securities subject to other Awards made under the Plan, as may be determined to be appropriate by the Board, in its sole discretion. The Board, in its sole discretion, may also make appropriate anti-dilution adjustments to the number of then-outstanding SARs, and to the Fair Market Value upon which the value of such SARs is based.

                  d. Change Control. In addition, upon or in anticipation of any change of control of the Company (as determined by the Board), the Board, in its sole and absolute

--------
         *As constituted after the stock split to be effected in connection with the Company's initial public offering.


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discretion and without the need for consent of any Participant (and contingent upon the occurrence of the change of control, if the change of control has not yet occurred), may take other action with respect to outstanding Awards, including, but not limited to: (i) acceleration of the vesting of Options and SARs and the expiration date of Options and SARs, (ii) cancellation of Options in exchange for options to purchase common stock in a successor corporation,
(iii) cancellation of Restricted Shares in exchange for restricted shares of the common stock of any successor corporation, or (iv) cancellation of Options in conjunction with causing the Company to distribute cash and/or other property in an amount equal to and in the same form as would have been received from a successor corporation by an Option holder if that Option holder would have owned the Shares subject to the Option (rather than the Option) at the time of the change of control, provided that any such amount paid to an Participant shall be net of the exercise price the Participant would have paid to exercise such Options.

         SECTION 4. ELIGIBILITY. Employees, directors, consultants, and other individuals who provide services to the Company or its Subsidiaries are eligible to be granted awards under the Plan; provided, however, that any employee who is covered by a collective bargaining agreement shall not be eligible to be granted Awards, exercise outstanding Awards, receive shares or cash pursuant to outstanding Awards, or have any restrictions lapse with respect to any restricted stock Awards under the Plan, unless such collective bargaining agreement, by specific reference to the Plan, expressly provides for participation in the Plan. Persons who are not employees of the Company or a Subsidiary are eligible to be granted Awards, but are not eligible to be granted Incentive Stock Options.

         SECTION 5. OPTIONS. Options granted under the Plan may be of two types:
(i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Options may be granted alone, in addition to or in tandem with other Awards. Any Option granted under the Plan shall be in such form as the Board may from time to time approve.

         The Board shall have the authority to grant any Participant eligible under Section 4 Incentive Stock Options, Non-Qualified Stock Options, or both types of Options (in each case with or without SARs). To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

         Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem appropriate; provided, however, that the provisions of Option Awards need to be the same with respect to each Participant:

                  a. Option Price. The exercise price per Share purchasable under a Non-Qualified Stock Option shall be determined by the Board. The exercise price per Share purchasable under an Incentive Stock Option shall be 100% of the Fair Market Value of the Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary shall have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.


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                  b. Option Term. The term of each Option shall be fixed by the
Board, but no Option shall be exercisable more than ten years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

                  c. Exercisability. Options shall vest and be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board at the time of grant. If the Board provides, in its discretion, that any Option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Board shall determine, in its sole discretion.

                  d. Method of Exercise. Subject to the exercise provisions under Section 5(c) and the termination provisions set forth in Section 7, Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or such other instrument as the Board may accept. As determined by the Board, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made in the form of unrestricted Shares based on the Fair Market Value of the Shares on the date the Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares may be authorized only at the time the Option is granted.

                  No Shares shall be issued upon exercise of an Option until full payment therefor has been made. A Participant shall not have the right to distributions or dividends or any other rights of a shareholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in Section 11(a) hereof.

                  e. Incentive Stock Option Limitations. To the extent required for "incentive stock option" status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company or any Subsidiary shall not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options shall be taken into account in the order granted. Any Option not meeting such limitation shall be treated for all purposes as a Non-Qualified Stock Option.

                  f. Cashless Exercise. The Company may, in the sole discretion of the Board, cooperate in a "cashless exercise" of an Option. The cashless exercise shall be effected by the Participant delivering to a registered securities broker instructions to sell a sufficient number of Shares to cover the costs and expenses associated therewith.


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         SECTION 6.  SHARE APPRECIATION RIGHTS.

                  a. Grant. SARs may be granted alone ("Stand-Alone SARs") or in conjunction with all or part of any Option granted under the Plan ("Tandem SARs"). In the case of a Non-Qualified Stock Option, a Tandem SAR may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, a Tandem SAR may be granted only at the time of the grant of such Option.

                  b. Exercise.

                           (i) Tandem SARs. A Tandem SAR or applicable portion
thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option or portion thereof, except that, unless otherwise determined by the Board, in its sole discretion at the time of grant, a Tandem SAR granted with respect to less than the full number of Shares covered by a related Option shall be reduced only after such related Option is exercised or otherwise terminated with respect to the number of Shares not covered by the Tandem SAR.

                           A Tandem SAR may be exercised by a Participant by
surrendering the applicable portion of the related Option, only at such time or times and to the extent that the Option to which such Tandem SAR relates shall be exercisable in accordance with the provisions of Section 5 and this Section
6. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem SARs have been exercised.

                           Upon the exercise of a Tandem SAR, a Participant
shall be entitled to receive, upon surrender to the Company of all (or a portion) of an Option in exchange for cash and/or Shares, an amount equal to the excess of (A) the Fair Market Value, as of the date such Option (or such portion thereof) is surrendered, of the Shares covered by such Option (or such portion thereof) over (B) the aggregate exercise price of such Option (or such portion thereof).

                           Upon the exercise of a Tandem SAR, the Option or part
thereof to which such Tandem SAR is related, shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of Shares to be issued under the Plan, but only to the extent of the number of Shares issued under the Tandem SAR at the time of exercise based on the value of the Tandem SAR at such time.

                           A Tandem SAR may be exercised only if and when the
Fair Market Value of the Shares subject to the Option exceeds the exercise price of such Option.

                           (ii) Stand-Alone SARs. A Stand-Alone SAR may be
exercised by a Participant giving notice of intent to exercise to the Company, provided that all or a portion of such Stand-Alone SAR shall have become vested and exercisable as of the date of exercise.

                           Upon the exercise of a Stand-Alone SAR, a Participant
shall be entitled to receive, in either cash and/or Shares, an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such SAR (or portion of such SAR) is exercised, of the Shares covered by such SAR (or portion of such SAR) over (B) the Fair Market Value of the Shares covered by


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such SAR (or a portion of such SAR) as of the date such SAR (or a portion of such SAR) was granted.

                  c. Terms and Conditions. SARs shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Board, in its sole discretion; provided, however, that the provisions of SAR awards need not be the same with respect to each Participant. Such terms and conditions include the following:

                           (i) Term of SAR. The term of each SAR shall be fixed
by the Board, provided that the term of a Tandem SAR shall be determined by the terms of the applicable Option, and provided further that the term of a Stand-Alone SAR shall be ten (10) years, unless another term is specified by the Board.

                           (ii) Exercisability. SARs shall vest and be
exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board at the time of grant, provided that the term of a Tandem SAR shall be determined by the terms of the applicable Option. A Participant shall not have any rights as a shareholder with respect to any SAR.

                           (iii) Termination of Employment. Unless otherwise
specified in the terms of an Award, SARs shall be subject to the terms of
Section 7 with respect to exercise upon termination of employment.

         SECTION 7. TERMINATION OF SERVICE. Unless otherwise specified with respect to a particular Award, Options or SARs granted hereunder will remain exercisable after termination of employment only to the extent specified in this
Section 7.

                  a. Termination by Reason of Death. If a Participant's service with the Company or any Subsidiary terminates by reason of death, any Option or SAR held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine, at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then one (1) year from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR.

                  b. Termination by Reason of Disability. If a Participant's service with the Company or any Subsidiary terminates by reason of Disability, any Option or SAR held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then twelve (12) months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR; provided, however, that if the Participant dies within such period, any unexercised Option or SAR held by such


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Participant shall, at the sole discretion of the Board, thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) year from the date of such death (or such other period as may be specified by the Board) or until the expiration of the stated term of such Option or SAR, whichever period is shorter.

                  c. Qualified Retirement. If a Participant's service with the Company or any Subsidiary terminates by reason of Qualified Retirement, any Option or SAR held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine, at or after grant, by the Participant for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then six months from the date of Qualified Retirement, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR; provided, however, that any Option that, at the time of grant, was intended to be an Incentive Stock Option but which is exercised more than three (3) months after termination of employment will then become a Non-Qualified Stock Option.

                  d. Cause. If a Participant's service is terminated for Cause:
(i) any Option or SAR not already exercised shall be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates shall be immediately and automatically forfeited and the Company shall refund to the Participant the Option exercise price paid for such Shares, if any.

                  e. Other Termination. If a Participant's service with the Company or any Subsidiary terminates for any reason other than death, Disability, Qualified Retirement or Cause, any Option or SAR held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination or on such accelerated basis as the Board may determine at or after the time of grant, for a period expiring at such time as may be specified by the Board at or after the time of grant, but in no event later than the expiration of the stated term of such Option or SAR; provided, however, that if the Board does not specifically provide for any post-termination exercise period, then any Option or SAR held by such terminated Participant will expire immediately as of the date of such termination.

         SECTION 8.  RESTRICTED SHARES.

                  a. Issuance. Restricted Shares may be issued either alone or in addition to other awards granted under the Plan. The Board shall determine the time or times within which Restricted Shares may be subject to forfeiture, and all other conditions of such awards. The Board may condition the lapse of restrictions on Restricted Shares upon the continued employment or service or the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole discretion, at the time of the award. The provisions of Restricted Share awards need not be the same with respect to each Participant.

                  b. Awards and Certificates. The prospective recipient of a Restricted Share award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to


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the Company, and has otherwise complied with the applicable terms and conditions of such award. The purchase price for Restricted Shares may, but need not, be zero.

                  Each Participant receiving a Restricted Share award shall be issued a share certificate in respect of such Restricted Shares. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

         THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE KIRKLAND'S, INC. 1998 INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND KIRKLAND'S, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF KIRKLAND'S, INC. AND WILL BE MADE AVAILABLE TO ANY SHAREHOLDER WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

                  The Board shall require that the share certificates evidencing Restricted Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Share award, the Participant shall have delivered to the Company a share power, endorsed in blank, relating to the Shares covered by such award.

                  c. Restrictions and Conditions. The Restricted Shares awarded pursuant to this Section 8 shall be subject to the following restrictions and conditions:

                           (i) During a period set by the Board commencing with
the date of such award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Shares awarded under the Plan. The Board, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Board may determine, in its sole discretion.

                           (ii) Except as provided in this Paragraph (ii) and
Section 8(c)(i), once the Participant has been issued a certificate or certificates for Restricted Shares, the Participant shall have, with respect to the Restricted Shares, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any cash distributions or dividends. The Board, in its sole discretion, as determined at the time of award, may permit or require the payment of cash distributions or dividends to be deferred and, if the Board so determines, reinvested in additional Restricted Shares to the extent Shares are available under Section 3 of the Plan.

                           (iii) Subject to the applicable provisions of the
award agreement and this Section 8, upon termination of a Participant's service with the Company for reasons other than death or Disability, all Restricted Shares still subject to restriction shall be forfeited by the Participant. Upon the death or Disability of a Participant during the Restriction Period:

                                    (1) restrictions based on continued
employment will lapse with respect to a percentage of the Restricted Shares award granted to the Participant that is equal to the percentage of the Restriction Period that has elapsed as of the date of death or the date on which such Disability commenced (as determined by the Board in its sole discretion),

                                    (2) restrictions based on individual or
corporate performance will lapse to the extent determined by the Board in its sole discretion, and a share certificate or share certificates representing such Shares, without bearing the restrictive legend described in Section 8(b), shall be delivered by the Company to the Participant or the Participant's estate, as the case may be, in exchange for the share certificate or share certificates that contain such restrictive legend.

                           (iv) In the event of hardship or other special
circumstances of a Participant whose service with the Company is involuntarily terminated (other than for Cause), the Board may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Shares, based on such factors as the Board may deem appropriate.

                           (v) If and when the Restriction Period expires
without a prior forfeiture of the Restricted Shares subject to such Restriction Period, the certificates for such Shares, without bearing the restrictive legend described in Section 8(b), shall be promptly delivered by the Company to the Participant, in exchange for the share certificate or share certificates that contain such restrictive legend.

                           (vi) In the event of a Change of Control, the Board,
in its sole discretion, may cause all Restricted Shares remaining subject to forfeiture to immediately cease to be subject to forfeiture and a share certificate or shares certificates representing such Shares, without bearing the restrictive legend described in Section 8(b), shall be issued by the Company and delivered to the Participant, in exchange for the share certificate or share certificates that contain such restrictive legend.

         SECTION 9. AMENDMENTS AND TERMINATION. The Board may amend, alter or discontinue the Plan at any time, but, except as otherwise provided in Section 3(d) of the Plan, no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant with respect to an Option, SAR or Restricted Share which has been granted under the Plan, without the Participant's consent, or which, without the approval of such amendment within one year (365 days) of its adoption by the Board, by a majority of the votes cast at a duly held shareholder meeting at which a quorum representing a majority of the Company's outstanding voting shares is present (either in person or by proxy), would:

                  a. except as otherwise provided in the Plan, increase the total number of Shares reserved for the purposes of the Plan;

                  b. change the persons or class of persons eligible to participate in the Plan; or

                  c. extend the maximum Option term under Section 5(b) of the Plan.

         Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable tax laws and accounting rules, as well as other developments.

         SECTION 10. UNFUNDED STATUS OF PLAN. The Plan is intended to be "unfunded." With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to awards hereunder.

         SECTION 11.  GENERAL PROVISIONS.

                  a. The Board may require each person acquiring Shares or a Share-based Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares or Share-based Award for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate to ensure compliance with applicable Federal and state securities laws. The certificate evidencing such Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with securities laws.

                  All certificates for Shares or other securities delivered under the Plan shall be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable Federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  b. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

                  c. The adoption of the Plan shall not confer upon any employee of the Company or a Subsidiary any right to continued employment with the Company or such Subsidiary, nor shall it interfere in any way with the right of the Company or such Subsidiary to terminate the employment of any of its employees at any time.

                  d. No later than the date as of which an amount first becomes includable in the gross income of the Participant for Federal income tax purposes with respect to any award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Board regarding the payment, of any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

                  e. The Board shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

                  f. Except as may otherwise be specifically determined by the Board with respect to a particular award of Non-Qualified Stock Option, SARs or Restricted Shares, no Award will be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all awards will be exercisable, during the Participant's lifetime, only by the Participant or, in the event of his Disability, by his personal representative.

                  g. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Tennessee.

         SECTION 12. EFFECTIVE DATE OF PLAN. This Plan shall become effective on the date that it is adopted by the Board; provided, however, that it shall not be an Incentive Stock Option Plan if it is not approved, within one year (365 days) of its adoption by the Board, by a majority of the votes cast at a duly held shareholder meeting at which a quorum representing a majority of Company's outstanding voting shares is present, either in person or by proxy. The Board may make awards hereunder prior to approval of the Plan; provided, however, that any and all Incentive Stock Options so awarded automatically shall be converted into Non-Qualified Stock Options if the Plan is not approved by shareholders within 365 days of its adoption.

         SECTION 13. TERM OF PLAN. No Option, SAR or Restricted Share will be granted pursuant to the Plan on or after the tenth (10th) anniversary of the date of shareholder approval of the Plan, but awards granted prior to such tenth
(10th) anniversary may extend beyond that date.

         SECTION 14. INVALID PROVISIONS. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

         SECTION 15. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws and judicial decisions of the State of Tennessee, without regard to the application of the principles of conflicts of laws.

         SECTION 16. BOARD ACTION. Notwithstanding anything to the contrary set forth in this Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with this Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, shall be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:

         (i) the Company's Articles of Incorporation (as the same may be amended and/or restated from time to time);

         (ii) the Company's Bylaws (as the same may be amended and/or restated from time to time); and

         (iii) any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).


                          ADOPTION AND APPROVAL OF PLAN

                    Date Plan adopted by Board: _____________
                Date Plan approved by Stockholders: _____________
                      Effective Date of Plan: _____________